John W. Hlywak, Jr. (investors)                 Jay Higham (media)
Senior Vice President & CFO                     Senior Vice President Marketing
IntegraMed America, Inc.                        IntegraMed America, Inc.
(914) 251-4143                                  (914) 251-4127
Web Address: http://www.integramed.com

                    INTEGRAMED REPORTS THIRD QUARTER RESULTS

                           --REVENUES INCREASE 34.8%--

Purchase, NY, November 1, 2001 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the third quarter and nine months ended September 30, 2001.

Revenues for the third quarter of 2001 were approximately $20.0 million, a 34.8% increase from the same period in 2000. The contribution to earnings from operations in the third quarter of 2001 was approximately $2.7 million compared to $2.4 million for the same period in 2000. Net income for the third quarter of 2001 was $469,000 compared to net income of $440,000 for the same period in 2000. Diluted earnings per share for the third quarter of 2001 were $0.14 compared to $0.10 for the same period in 2000.

Revenues for the first nine months of 2001 were $54.7 million, a 30.5% increase from the same period in 2000. The contribution to earnings from operations for the first nine months of 2001 was approximately $7.7 million compared to $6.5 million for the same period in 2000. Net income for the first nine months of 2001 was $1,234,000 compared to a net income of $1,098,000 for the same period in 2000. Diluted earnings per share for the first nine months of 2001 were $0.36 compared to $0.23 for the same period in 2000.

"The core Business Services segment of our Company performed at record levels with same-center revenues growing by 31.7% during the quarter," said Gerardo Canet, President & CEO. "Despite the recent down-turn in the economy, demand for fertility services has remained strong and that demand drives performance in this segment. We also had strong performance in our Pharmacy Services segment, which experienced 64.3% growth in revenues and 114.3% growth in contribution in the year to date period."

"Growth in revenues and earnings, coupled with effective accounts receivable and cash management have permitted us to continue our strong cash flow," added Mr. Canet. "We closed the quarter with approximately $7.5 million in cash and a new bank line of credit that expands our borrowing capacity as the Company continues to grow."

IntegraMed, based in Purchase, NY, offers products and services to patients, providers, payors and manufacturers focused on the $2 billion infertility industry. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients and, conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management contract(s); profitability at Reproductive Science Centers managed by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (all amounts in thousands, except per share amounts)



                                                                               For the                   For the
                                                                         three-month period        nine -month period
                                                                         ended September 30,       ended September 30,
                                                                         -------------------       -------------------
                                                                           2001        2000          2001        2000
                                                                         --------     ------       --------     ------
                                                                             (unaudited)               (unaudited)

Revenues, net .....................................................      $19,958      $14,810      $54,736      $41,945

Cost of services incurred:
   Employee compensation and related expenses .....................        7,775        5,441       21,408       15,908
   Direct materials ...............................................        4,582        3,267       12,358        8,428
   Occupancy costs ................................................        1,086          827        2,958        2,487
   Depreciation ...................................................          324          307          898          986
   Other expenses .................................................        3,471        2,536        9,440        7,655
                                                                         -------      -------      -------      -------
     Total cost of services .......................................       17,238       12,378       47,062       35,464
                                                                         -------      -------      -------      -------

Contribution ......................................................        2,720        2,432        7,674        6,481
                                                                         -------      -------      -------      -------

General and administrative expenses ...............................        1,945        1,642        5,514        4,381
Amortization of intangible assets .................................          224          216          665          650
Interest expense, net .............................................           17           53           82          187
                                                                         -------      -------      -------      -------
     Total other expenses .........................................        2,186        1,911        6,261        5,218
                                                                         -------      -------      -------      -------

Income before income taxes ........................................          534          521        1,413        1,263
Provision for income taxes ........................................           65           81          179          165
                                                                         -------      -------      -------      -------

Net income ........................................................          469          440        1,234        1,098
Less: Dividends paid and/or accrued on Preferred Stock ............           33           33           99           99
                                                                         -------      -------      -------      -------
Net income applicable to Common Stock .............................      $   436      $   407      $ 1,135      $   999
                                                                         =======      =======      =======      =======

Weighted average shares - basic ...................................        3,043        4,059        3,091        4,199
                                                                         =======      =======      =======      =======
Weighted average shares - diluted .................................        3,177        4,119        3,158        4,261
                                                                         =======      =======      =======      =======

Basic earnings per share of Common Stock ..........................      $  0.14      $  0.10      $  0.37      $  0.24
                                                                         =======      =======      =======      =======
Diluted earnings per share of Common Stock ........................      $  0.14      $  0.10      $  0.36      $  0.23
                                                                         =======      =======      =======      =======

EBITDA ............................................................      $ 1,206      $ 1,208      $ 3,379      $ 3,435
                                                                         =======      =======      =======      =======

                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEET
                           (all amounts in thousands)



                                       September 30, 2001   December 31, 2000
                                       ------------------   -----------------
                                          (unaudited)

Total current assets........................$19,503              $17,817

Total assets................................ 42,902               41,295

Total current liabilities................... 16,266               12,874

Shareholders' equity........................ 25,060               25,987

Total liabilities and shareholders' equity.. 42,902               41,295